UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

Intelligentias, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-124460	20-1703887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Twin Dolphin Drive, 6th Floor Redwood City, California		94065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 632-4526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INTELLIGENTIAS, INC.
October 19, 2007

Item 3.02. Unregistered Sales of Equity Securities.

On October 19, 2007, we completed a private placement of equity securities to three affiliated funds managed by Kingdon Capital Management, LLC (the “Investors”), pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we sold an aggregate of 12,500,000 shares of our series A preferred stock (“Preferred Stock”) and received gross proceeds of $10,000,000. The Preferred Stock is initially convertible into an equal number of shares of our common stock (the “Common Stock”) and has the rights, preferences and privileges set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit 3.1.

As part of the transaction, we issued to the Investors warrants to purchase an aggregate of up to 6,500,000 shares of Common Stock at an exercise price of $1.25 per share (the “Market Warrants”) and warrants to purchase an aggregate of up to 5,000,000 shares of Common Stock at an exercise price of $1.80 per share (the “Premium Warrants” and, together with the Market Warrants, the “Warrants”). The Warrants are exercisable for five years, contain customary change of control buy-out provisions, cashless exercise provisions and are not redeemable. The Preferred Stock and Warrants also contain full ratchet anti-dilution provisions for the first 18 months after issuance and weighted average protection for issuances of capital stock below the respective conversion or exercise prices, except in specified cases.

The net proceeds from the private placement will be used by us to expand our global sales and marketing team and for general corporate purposes.

Under the Purchase Agreement, the Investors will be entitled to designate one member to our Board of Directors, so long as the Investors own a majority of the shares of the Preferred Stock originally acquired.

We agreed to file a registration statement with the U.S. Securities and Exchange Commission within 30 days for purposes of registering the resale of the shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants sold in the transaction.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Certificate of Designation and Warrants are qualified in their entirety by reference to the full text of such documents, a copy of each of which is attached as an exhibit hereto and each of which is incorporated herein in its entirety by reference.

We announced the closing of the private placement in a press release issued on October 22, 2007, a copy of which is attached as Exhibit 99.1 hereto and is incorporated in its entirely by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of Intelligentias, Inc.

4.1	Form of Warrant to purchase shares of Common Stock of Intelligentias, Inc. at an exercise price of $1.25 per share.

4.2	Form of Warrant to purchase shares of Common Stock of Intelligentias, Inc. at an exercise price of $1.80 per share.

10.1	Securities Purchase Agreement, dated as of October 19, 2007, by and among Intelligentias, Inc. and the purchasers listed on Exhibit A thereto.

99.1	Press Release of Intelligentias, Inc. issued October 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTELLIGENTIAS, INC.

Date: October 22, 2007	By:	/s/ Luigi Caramico
Name: Luigi Caramico
Title: President